UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

AMERICAN COMMUNITY NEWSPAPERS INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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14875 Landmark Boulevard, Suite 110
Addison, Texas 75254

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2008

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of American Community Newspapers Inc., a Delaware corporation, will be held at the principal office of American Community Newspapers Inc., located at 14875 Landmark Boulevard, Suite 110, Addison, Texas, on Tuesday, April 29, 2008 at 8:00 a.m. CDT, for the following purposes, as more fully described in the attached proxy statement:

1.	To elect two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting, and any or all postponements or adjournments thereof.

Only stockholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. Whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors
Eugene M. Carr Chairman, President and Chief Executive Officer

Addison, Texas
April 8, 2008

AMERICAN COMMUNITY NEWSPAPERS INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2008

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board directors for use at an annual meeting of stockholders to be held on Tuesday, April 29, 2008, and any postponements or adjournments.

On or about April 8, 2008, this proxy statement and the accompanying form of proxy are being mailed to each stockholder of record at the close of business on April 4, 2008.

The information provided in the ‘‘question and answer’’ format below is for your convenience only. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of two Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and

•	any other business that may properly come before the meeting.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 4, 2008, the record date, are entitled to vote at the meeting. As of the record date, we had issued and outstanding 14,623,445 shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted ‘‘FOR’’ the election of the nominees listed below under Proposal I.

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting.

Can I change my vote after I return my proxy card?

You may revoke your proxy at any time before it is exercised by:

•	delivering written notification of your revocation to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.

Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What is a quorum?

A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our by-laws and Delaware law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (‘‘stockholder withholding’’) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (‘‘broker non-vote’’) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-vote will not be considered shares present and entitled to vote on that matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum if the shares are being voted with respect to any matter at the meeting. If the proxy indicates that the shares are not being voted on any matter at the meeting, the shares will not be counted for purposes of determining the presence of a quorum. Abstentions are voted neither ‘‘FOR’’ nor ‘‘AGAINST’’ a matter but are counted in the determination of a quorum.

How may I vote?

You may vote your shares by mail. Date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you. If you hold your shares through a broker, you may also vote your shares by phone or internet. To do so, follow the instructions included with your proxy.

How many votes are needed for approval of each matter?

The election of directors requires a plurality vote of the shares of common stock voted at the meeting. ‘‘Plurality’’ means that the individuals who receive the largest number of votes cast ‘‘FOR’’ are elected as directors. Consequently, any shares not voted ‘‘FOR’’ a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee’s favor.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 31, 2008 with respect to the beneficial ownership of our common stock by (i) those persons or groups known to beneficially own more than 5% of our voting securities, (ii) each of our current executive officers and directors, (iii) each nominee for director and (iv) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares		Percentage
Barry Rubenstein	2,983,364	(2)	19.1%
Millenco, L.L.C.	2,691,200	(3)	15.6%
Mark H. Rachesky, M.D.	1,680,000	(4)	10.7%
Oded Aboodi	1,670,877	(5)	11.0%
Brian Taylor	1,021,800	(6)	6.5%
Clinton Group, Inc.	1,000,000	(7)	6.8%
Wachovia Corporation	1,009,579	(8)	6.9%
Ramius Capital Group, L.L.C.	919,500	(9)	5.9%
Spire Capital Partners, L.P.	825,633	(10)	5.7%
Richard D. Goldstein	2,639,735	(11)	16.9%
Bruce M. Greenwald	2,064,388	(12)	13.4%
Eugene M. Carr	155,851	(13)	1.1%
Dennis H. Leibowitz	151,666	(14)	1.0%
Daniel J. Wilson	102,703	(15)	*
Peter R. Haje	101,666	(16)	*
Robert H. Bloom	1,666	(17)	*
John A. Erickson	1,666	(17)	*
All directors and executive officers as a group (8 individuals)	5,219,342	(18)	31.6%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following beneficial owners is 14875 Landmark Boulevard, Suite 110, Addison, Texas 75254.
(2)	Includes (i) 750,000 shares of common stock and 684,600 shares of common stock issuable upon the exercise of warrants held by Barry Rubenstein, (ii) 19,200 shares of common stock held jointly with Mr. Rubenstein’s wife, Marilyn Rubenstein, (iii) 521,532 shares of common stock and 158,000 shares of common stock issuable upon the exercise of warrants held by Seneca Ventures, (iv) 691,532 shares of common stock and 158,000 shares of common stock issuable upon the exercise of warrants held by Woodland Venture Fund and (v) 500 shares of common stock held by Woodland Partners. Woodland Services Corp., as the general partner of Seneca Ventures and Woodland Venture Fund, may be deemed the beneficial owner of the shares held by such entities. Mrs. Rubenstein, as a general partner of Woodland Partners and an officer of Woodland Services Corp., may be deemed the beneficial owner of the shares held by such entities. Mr. Rubenstein, as a general partner of Seneca Ventures, Woodland Venture Fund and Woodland Partners and an officer and director of Woodland Services Corp., may be deemed the beneficial owner of the shares held by such entities. Each of the foregoing persons and entities disclaims beneficial ownership of such securities except to the extent of his/her/its equity interest therein. The business address of Mr. and Mrs. Rubenstein and each of the entities is 68 Wheatley Road, Brookville, New York 11545. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on July 12, 2007.

(3)	Includes 64,400 shares of common stock and 2,626,800 shares of common stock issuable upon the exercise of warrants owned by Millenco, L.L.C. (‘‘Millenco’’). Millenium Management, L.L.C., as manager of Millenco, and Israel Englander, as the managing member of Millenium Management, L.L.C., may be deemed the beneficial owners of the shares. The business address of Mr. Englander and each of the entities is c/o Millenium Management, L.L.C., 666 Fifth Avenue, New York, New York, 10103. The foregoing information was derived from a Schedule 13D filed with the Securities and Exchange Commission on July 12, 2007.
(4)	Includes (i) 491,778 shares of common stock and 983,556 shares of common stock issuable upon the exercise of warrants held by MHR Capital Partners Master Account LP (‘‘Master Account’’) and (ii) 68,222 shares of common stock and 136,444 shares of common stock issuable upon the exercise of warrants held by MHR Capital Partners (100) LP (‘‘Capital Partners’’). MHR Advisors LLC (‘‘Advisors’’), as the general partner of Master Account and Capital Partners, Mr. Rachesky, as the managing member of Advisors, and MHR Fund Management LLC (‘‘Fund Management’’), as investment manager of Master Account and Capital Partners, may be deemed to beneficially own all such shares. The business address of Mr. Rachesky and each entity is 40 West 57th Street, 24th Floor, New York, New York 10019. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2008.
(5)	Includes (i) 660,000 shares of common stock held by the HMA 1999 Trust, DKA 1999 Trust and ASH 1999 Trust (together, the ‘‘Trusts’’), (ii) 390,000 shares of common stock held by OA/Kadima Holdings LLC and (iii) 620,877 shares of common stock issuable upon exercise of warrants held by Nechadeim Group LLC. Mr. Aboodi is a trustee of each of the Trusts and the manager and member of the OA/Kadima Holdings LLC. Nechadeim Group LLC is an entity owned equally by each of the Trusts. The business address of Mr. Aboodi is 1700 Broadway, 17th Floor, New York, New York 10019.
(6)	Brian Taylor and Pine River Capital Management L.P. (‘‘Pine River’’) have shared power to vote and dispose of 1,021,800 shares of common stock that they beneficially own and Nisswa Master Fund Ltd. (‘‘Nisswa’’) has shared power to vote and dispose of 990,700 shares of common stock that it beneficially owns. The business address of Mr. Taylor and Pine River is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. The business address of Nisswa is c/o Pine River Capital Management L.P. at the aforementioned address. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008.
(7)	Clinton Group, Inc. is an investment advisor, ultimately owned and controlled by George Hall (who has the same business address), and exercises shared voting and dispositive power over such shares, which are in accounts of its clients. The business address of Clinton Group, Inc. and Mr. Hall is 9 West 57th Street, 26th Floor, New York, New York 10019.
(8)	The business address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 14, 2008.
(9)	Includes (i) 909,500 shares of common stock issuable upon the exercise of warrants beneficially owned by RCG Enterprise, Ltd (‘‘RCG Enterprise’’) and (ii) 10,000 shares of common stock issuable up on the exercise of warrants beneficially owned by RCG PB, Ltd (‘‘RCG PB’’). Ramius Advisors, LLC (‘‘Ramius Advisors’’), as the investment advisor of RCG PB, may be deemed to beneficially own the shares owned by RCG PB. Ramius Capital Group, L.L.C. (‘‘Ramius Capital Group’’), as the investment manager of RCG Enterprise and the sole member of Ramius Advisors, C4S & Co., L.L.C. (‘‘C4S’’), as the managing member of Ramius Capital Group, and Messrs. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon, as the managing members of C4S, may be deemed to beneficially own all such shares. The business address of RCG Enterprise is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British

West Indies. The business address of Ramius Capital Group is 666 Third Avenue, 26th Floor, New York, New York 10017. The business address of each of RCG PB, Ramius Advisors, C4S and Messrs. Cohen, Stark, Strauss and Solomon is c/o Ramius Capital Group at the aforementioned address. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2008.
(10)	The business address of Spire Capital Partners, L.P. is c/o Spire Capital Management Inc., 30 Rockefeller Plaza, Suite 4200, New York, New York 10112. The foregoing information was derived from a Schedule 13G filed with the Securities and Exchange Commission on March 6, 2008.
(11)	Includes (i) 210,000 shares of common stock held by JAR Partners L.P., a family limited partnership for the benefit of Mr. Goldstein’s children, of which Mr. Goldstein and his wife are the general partners, (ii) 84,000 shares of common stock held by the BMG 2004 Trust, a trust established for the benefit of Bruce M. Greenwald’s adult children and their descendants, of which Mr. Goldstein is the sole trustee and (iii) 988,235 shares of common stock issuable upon exercise of warrants held by Mr. Goldstein. The business address of Mr. Goldstein is 1700 Broadway, 17th Floor, New York, New York 10019.
(12)	Includes 790,888 shares of common stock issuable upon exercise of warrants held by Mr. Greenwald. Does not include 84,000 shares of common stock held by the BMG 2004 Trust, a trust established for the benefit of Mr. Greenwald’s adult children and their descendants. The business address of Mr. Greenwald is 1700 Broadway, 17th Floor, New York, New York 10019.
(13)	Includes (i) 87,789 shares of common stock and (ii) 68,062 shares of common stock issuable upon the exercise of vested options. Does not include 553,938 shares of common stock issuable upon the exercise of unvested options that will not vest within 60 days.
(14)	Includes (i) 150,000 shares of common stock and (ii) 1,666 shares of common stock issuable upon the exercise of vested options. Does not include 8,334 shares of common stock issuable upon the exercise of unvested options that will not vest within 60 days. The business address of Mr. Leibowitz individual is Act II Partners, L.P. 444 Madison Avenue, 17th Floor, New York, New York 10022.
(15)	Includes (i) 61,453 shares of common stock and (ii) 41,250 shares of common stock issuable upon the exercise of vested options. Does not include 335,250 shares of common stock issuable upon the exercise of unvested options that will not vest within 60 days.
(16)	Includes (i) 100,000 shares of common stock and (ii) 1,666 shares of common stock issuable upon the exercise of vested options. Does not include 8,334 shares of common stock issuable upon the exercise of unvested options that will not vest within 60 days. The business address of Mr. Haje is 1790 Broadway, Suite 1501, New York, New York 10019.
(17)	Includes 1,666 shares of common stock issuable upon the exercise of vested options. Does not include 8,334 shares of common stock issuable upon the exercise of unvested options that will not vest within 60 days. The business address for each of Mr. Bloom and Mr. Erickson is 1700 Broadway, 17th Floor, New York, New York 10019.
(18)	Includes 3,324,242 shares of common stock, 1,779,123 shares of common stock issuable upon the exercise of warrants and 115,977 shares issuable upon the exercise of vested options.

On July 2, 2007, an affiliate of Messrs. Aboodi, Goldstein and Greenwald purchased from us 42,193 shares of Series A Preferred Stock for $100 per share. If any redemption required under the terms of the Series A Preferred Stock is not initiated and completed as and when required, our board shall be immediately increased in size by that number of new directors such that the number of new directors constitutes the majority of the board and the holders of the then outstanding Series A Preferred Stock shall have the immediate right as a group to designate all of the new directors. The new directors shall immediately cause the board to direct us to affect all redemptions and related actions required hereby. Immediately upon completion of the redemptions, all of the new directors shall resign from the board and the board shall be decreased by that number of directors.

PROPOSAL I

ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors (Class A), consisting of Eugene M. Carr and Robert H. Bloom, will expire at this year’s annual meeting. The term of office of the second class of directors (Class B), consisting of Richard D. Goldstein, Bruce M. Greenwald and Dennis H. Leibowitz, will expire at our annual meeting in 2009. The term of office of the third class of directors (Class C), consisting of Peter R. Haje and John Erickson, will expire at our annual meeting in 2010.

Unless authority is withheld, the proxies solicited by the board of directors will be voted ‘‘FOR’’ the re-election of each of Eugene M. Carr and Robert H. Bloom. In case any of the nominees becomes unavailable for re-election to the board of directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment. Our amended and restated certificate of incorporation does not provide for cumulative voting.

THE BOARD RECOMMENDS THAT YOU VOTE ‘‘FOR’’ EACH OF THE NOMINEES.

Information About Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Eugene M. Carr	52	Chairman of the Board, President and Chief Executive Officer
Richard D. Goldstein	56	Director
Bruce M. Greenwald	61	Director
Dennis H. Leibowitz	66	Director
Peter R. Haje	73	Director
Robert H. Bloom	74	Director
John A. Erickson	68	Director
Daniel J. Wilson	44	Vice President and Chief Financial Officer

Eugene M. Carr has served as our chairman of the board, president and chief executive officer since July 2007. Prior to joining us, Mr. Carr served as chief executive officer and a director of the company that operated our business until we acquired substantially all of its assets on July 2, 2007 (‘‘Acquisition’’), which company was formerly known as American Community Newspapers LLC (‘‘Predecessor’’). He joined our Predecessor in August 2001 as president and group publisher of the Minneapolis – St. Paul group and was promoted to chief executive officer in June 2002. From November 2000 to August 2001, he was chief executive officer of the western division of Brown Publishing Company and then became chief executive officer of its southern division. From 1994 to November 2001, he was vice president of sales and marketing for Trinity Holdings and also served as the publisher of the Morning Journal. From 1991 to 1994, he was president of Profits through Marketing. Previously, he also served as executive vice president of Arundel Communications (Arcom) and executive sales director of the Cincinnati Suburban Press. He is a director of Suburban Newspapers of America and a former director of Village Voice Media. Carr has served in numerous community roles including president of the Loudoun County Chamber of Commerce and numerous other non-profit organizations.

Richard D. Goldstein has served as a member of our board of directors since our inception. Prior to the Acquisition, he also served as chairman of the board and chief executive officer. Mr. Goldstein has been associated with Alpine Capital LLC (and its affiliated entities), a specialized investment/merchant banking firm that performs general merger and advisory services for its clients and limited investment activities, since January 1990, currently as a senior managing director. From 1976 until he joined Alpine Capital, Mr. Goldstein was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, becoming a partner of such firm in 1984, where he specialized in mergers and acquisitions and corporate securities. Mr. Goldstein is a member of the executive committee (and a former chairman) of the Queens College Foundation. Mr. Goldstein is also a vice chairman, a member of the executive committee and chairman of the governance and of the legal affairs committees of The North Shore-Long Island Jewish Health System and its constituent hospitals. Mr. Goldstein received a B.A. (summa cum laude, Phi Beta Kappa) from Queens College and a J.D. (magna cum laude) from Harvard Law School.

Bruce M. Greenwald has served as a member of our board of directors since our inception. Prior to the Acquisition, he also served as president. Mr. Greenwald has been associated with Alpine Capital and its affiliated entities since September 1989, currently as a senior managing director. Prior to joining Alpine Capital, Mr. Greenwald was a partner with Arthur Young & Company (a predecessor to Ernst & Young) where, in addition to serving a broad base of the firm’s Fortune 500 clients as well as a number of media and entertainment clients, he served as the firm’s director of taxes for the Northeast Region and also was a member of the firm’s national tax operating committee. Mr. Greenwald is a member of the Simon School of Business Executive Advisory Committee and a trustee of the Washington Institute for Near East Policy. Mr. Greenwald received a B.S. and an M.B.A. from the University of Rochester.

Dennis H. Leibowitz has served as a member of our board of directors since our inception. Since March 2002, Mr. Leibowitz has served as managing general partner and chief investment officer of Act II Partners, a private hedge fund that specializes in media and communications companies, and in which Messrs. Goldstein, Greenwald and Aboodi are limited partners, with a less than a 1% interest therein. From October 2000 to September 2001, Mr. Leibowitz served as a managing director of Credit Suisse First Boston where he was a media strategist covering the advertising, broadcasting, cable television and entertainment industries. From 1977 until he joined Credit Suisse First Boston, Mr. Leibowitz was a senior vice president and securities analyst at Donaldson, Lufkin & Jenrette, Inc., a private investment banking firm. Institutional Investor magazine has given Mr. Leibowitz its highest ranking for a research analyst twenty-five times since it began grading securities analysts in its All-American Research Team in 1972. Mr. Leibowitz serves on the board of advisors of Centre Palisades Ventures, LP and New Mountain Capital, LLC, both private equity funds. He is a past president of the Media & Entertainment Analysts Society of New York and the Cable Television Analysts’ Group. He is currently a member of the New York Society of Security Analysts and has served on the board of directors of the International Radio & Television Society. Mr. Leibowitz received a B.S. from The Wharton School of Finance and Commerce of The University of Pennsylvania.

Peter R. Haje has served as a member of our board of directors since our inception. Since January 2000, Mr. Haje has been engaged in private business and legal activities, including acting as a consultant for AOL/Time Warner Inc. and as general counsel emeritus for Time Warner Inc. from January 2000 to December 2002. Mr. Haje also is a director of Time Warner Cable Inc. From October 1990 to December 1999, Mr. Haje served as executive vice president and general counsel of Time Warner Inc. and served as secretary from May 1993 to December 1999. Prior to joining Time Warner, Mr. Haje was an associate and later a partner at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Haje received an A.B. from Cornell University and an L.L.B. from Harvard Law School.

Robert H. Bloom has served as a member of our board of directors since the Acquisition. From June 1994 to February 2003, Mr. Bloom served as United States Chairman/Chief Executive Officer of Publicis Group SA, the Paris-based international media, marketing and advertising company and fourth largest global communications firm. In that capacity, he was responsible for twelve domestic offices, a staff of over 1,000 and a roster of well-known domestic and international clients. Since February 2003, he has been an author and a strategic marketing consultant to companies in a wide variety of industries and has performed such services for our Predecessor and Spire Capital Partners. Mr. Bloom has a BS from the University of Oklahoma.

John A. Erickson, a certified public accountant, has served as a member of our board of directors since the Acquisition. During his 35-year career with Ernst & Young LLP (and Arthur Young & Company, a predecessor firm), from which he retired in 1999, Mr. Erickson specialized in financial accounting and auditing, forensic and other investigative financial analyses, insolvent company reorganizations and liquidations and litigation support to major law firms. His career includes 15 years of international financial auditing experience in various Arthur Young offices in Southeast Asia and the Middle East. Mr. Erickson currently serves as a director and chairman of the audit committee of Alpine Capital Bank. He also currently provides financial advisory services to commercial, educational, hospital and community athletic organizations and condominium boards in the New York area. Mr. Erickson received a BA from Harvard College and an MBA from Rutgers University.

Daniel J. Wilson has served as our vice president and chief financial officer since the Acquisition. Prior to joining us, he served as chief financial officer and a director of our Predecessor, commencing in that position in May 2002. From October 2002 through December 2004, he also served as president and group publisher of the Dallas newspaper group of our Predecessor. On April 3, 2008, Mr. Wilson tendered his resignation, which will become effective on April 30, 2008.

Independence of Directors

As a result of our securities being listed on the American Stock Exchange, we adhere to the rules of that exchange in determining whether a director is independent. Our board of directors also consults with our counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The American Stock Exchange listing standards define an ‘‘independent director’’ generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The exchange requires that a majority of the board of directors of a company be independent, as determined by the board. Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Leibowitz, Haje, Bloom and Erickson are independent directors. We currently have a majority of independent directors.

Prior to the Acquisition, our board of directors consisted of Darren M. Sardoff and Messrs. Goldstein, Greenwald, Leibowitz and Haje. Consistent with the considerations set forth in the paragraph above, our board of directors affirmatively determined that Messrs. Leibowitz, Haje and Sardoff were independent directors during that time. We had a majority of independent directors during that time.

Board and Committee Information

During the fiscal year ended December 30, 2007, our board of directors met nine times. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend in person or by telephone conference. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. We have standing nominating, compensation and audit committees of the board of directors. During the fiscal year ended December 30, 2007, each of our directors attended at least 75% of the aggregate of (i) the number of meetings of the board held during the period he served as a director and (ii) the number of meetings of committees on which he served.

Audit Committee Information and Report

Our audit committee consists of Messrs. Erickson, Haje and Leibowitz, each an independent director under the American Stock Exchange rules, with Mr. Erickson serving as its chairman. Prior to the Acquisition, our audit committee consisted of Messrs. Leibowitz, Haje and Sardoff, each an independent director under the American Stock Exchange rules. During the fiscal year ended December 30, 2007, our audit committee met nine times. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our annual report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management and the independent auditor the effect on our financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures;

•	discussing with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies;

•	reviewing disclosures made to the audit committee by our chief executive officer and chief financial officer during their certification process for our annual report on Form 10-K and quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The Audit Committee Charter is available on our website at www.americancommunitynewspapers.com.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange rules. The American Stock Exchange rules define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our board has determined that Mr. Erickson satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Our audit committee has met and held discussions with management and Grant Thornton LLP, our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by our independent auditors. Based upon the committee’s discussion with management and the independent auditors and the committee’s review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 30, 2007.

The Members of the Audit Committee

John A. Erickson Peter R. Haje Dennis H. Leibowitz

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act or the Exchange Act that might incorporate future filings made by us under those statutes, this section entitled ‘‘Audit Committee Information and Report’’ will not be incorporated by reference in any of those prior filings or any future filings by us.

Nominations Committee Information

Our nominations committee consists of Messrs. Leibowitz, Haje and Erickson, each an independent director under American Stock Exchange rules, with Mr. Leibowitz serving as chairman. Prior to the Acquisition, our nominations committee consisted of Messrs. Leibowitz, Haje and Sardoff, each an independent director under the American Stock Exchange rules. During the fiscal year ended December 30, 2007, our nominations committee did not meet. The nominations committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominations committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominations Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominations committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The nominations committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominations committee does not distinguish among nominees recommended by stockholders and other persons. Stockholder nominations should be received no later than 30 days after the end of the fiscal year in order to provide sufficient time to evaluate the candidate. Further information regarding stockholder nominations can be found in the section entitled, ‘‘Other Information — 2009 Annual Meeting Stockholder Proposals and Nominations.’’

The Nominations Committee Charter is available on our website at www.americancommunitynewspapers.com.

Compensation Committee Information

Our compensation committee was established upon consummation of the Acquisition and consists of Messrs. Haje, Leibowitz and Bloom, with Mr. Haje serving as chairman. Each of Messrs. Haje, Leibowitz and Bloom is a non-employee director and is independent pursuant to American Stock Exchange rules. During the fiscal year ended December 30, 2007, our compensation committee met four times. The purpose of our compensation committee, which does not have a charter, is to review and approve compensation paid to certain of our senior managers and to all our executive officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans. At present, our only incentive compensation plan is our 2007 Long-Term Incentive Equity Plan.

Our compensation committee generally meets on a quarterly basis to consider compensation trends and best practices in compensation policies and their applicability to us. The compensation committee meets late each year as part of the following year budget approval process, or early in the following year, to determine compensation (including base salary, bonus targets, bonus goals and long-term incentive awards) for the executive officers and certain other senior managers, beginning its work with recommendations on all these items received from Mr. Carr and within the context of any applicable employment agreements. At the end of each fiscal year, Mr. Carr also recommends to the compensation committee the amount of the bonuses to be paid to such senior managers and the executive officers for the prior fiscal year, excluding himself, based on his evaluation of the extent to which each such individual has attained the bonus goals and targets. The compensation committee then meets to determine the bonus award for the prior fiscal year for Mr. Carr, the other executive officers and such senior managers. The compensation committee retains discretion to pay bonuses or other incentive compensation to executive officers or such other members of senior management even if bonus goals and targets are not attained.

The compensation committee has not to date engaged outside compensation consultants, but does analyze general market trends in executive compensation and compares the compensation of our senior management, including the named executive officers, to publicly-reported compensation paid by other newspaper and media companies.

Executive and Director Compensation

Summary Compensation Table

The following table shows the compensation paid or accrued by us to our principal executive officer, our principal financial officer and our three most highly compensated executive officers whose total 2007 compensation exceeded $100,000 (collectively, the ‘‘Named Executive Officers’’):

Name and Principal Position(3)	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Eugene M. Carr Chairman, President and Chief Executive Officer(1)	2007	136,153	—	—	130,116	13,233	279,502
Daniel J. Wilson Vice President and Chief Financial Officer(2)	2007	108,470	—	—	78,855	11,655	198,980

(1)	Mr. Carr serves as a member of our board of directors, but is compensated only for his services as an officer.
(2)	Mr. Wilson tendered his resignation on April 3, 2008, which will become effective on April 30, 2008.

(3)	Represents amounts from July 2, 2007, the closing date of Acquisition.
(4)	Amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for stock options awarded in 2007, as determined in accordance with FAS 123(R), other than disregarding any estimates of forfeitures relating to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financials contained in our Form 10-K for the year ended December 30, 2007. Mr. Wilson will forfeit his options pursuant to its terms upon the termination of his employment with us.
(5)	Amounts in this column include: (i) payments for health, dental and life insurance and long-term disability plans, which payments are not generally available for all salaried employees (Mr. Carr – $5,572 and Mr. Wilson – $4,132); (ii) monthly automobile allowance ($6,000 each for Messrs. Carr and Wilson); and matching contributions made to our 401(k) plan (Mr. Carr – $1,661 and Mr. Wilson – $1,523).

Commencing on June 30, 2005 and ending on July 2, 2007, we paid Alpine Capital LLC (‘‘Alpine Capital’’), an affiliate of Messrs. Goldstein, Greenwald, Gregg Mayer (at the time, our vice president, secretary and controller) and Oded Aboodi (at the time, our special advisor), a fee of $7,500 per month for providing us with office space and certain office and secretarial services. On July 2, 2007, Messrs. Goldstein, Greenwald and Mayer resigned as chairman and chief executive officer, president and vice president and controller, respectively. This arrangement was solely for our benefit and was not intended to provide Messrs. Goldstein, Greenwald, Mayer and Aboodi compensation in lieu of a salary. No compensation of any kind, including finders and consulting fees, was paid to any of our executive officers or any of their respective affiliates prior to July 2, 2007, including the fiscal year ended December 31, 2006.

On January 24, 2007, we entered into an employment agreement with Mr. Carr, which became effective at the closing of the Acquisition on July 2, 2007. The employment agreement provides for him to be employed as our chairman of the board and chief executive officer (and for him to hold the same positions with our operating subsidiary) at an annual salary of $295,000. The employment agreement also provides for him to be eligible to receive an annual bonus targeted at half of his annual salary. In accordance with the employment agreement, Mr. Carr was granted an option to purchase 544,500 shares of our common stock pursuant to our 2007 Long-Term Incentive Equity Plan upon the closing of the Acquisition. We granted such option on July 2, 2007. The option is exercisable for a period of ten years from such date at $5.30 per share and vests in eight equal semi-annual installments over the term of Mr. Carr’s employment.

We established bonus guidelines for Mr. Carr for 2007, which were as follows: Mr. Carr’s targeted 2007 bonus was $147,500 (pro rated for the period since the Acquisition) and his key objectives required him to achieve 100% of the 2007 consolidated financial budget, continue to implement the acquisition strategy, hire and train a new human resource sales recruiting manager and jointly develop with the New Media Business Development Manager the next phase of the internet and new media strategy. The financial aspects of such bonus guidelines, as established prior to the acquisition of CM Media, Inc. by our Predecessor, were adjusted to account for such acquisition. Each specified task was assigned a date by which it was to be accomplished and a portion of the total targeted bonus that would be earned if the task was achieved in a timely manner. While certain of Mr. Carr’s post-Acquisition 2007 bonus targets were achieved, and the compensation committee was prepared to approve a discretionary award, Mr. Carr declined any post-Acquisition bonus for 2007. In lieu of a cash bonus, on December 20, 2007, we granted to Mr. Carr a ten year option to purchase 77,500 shares of our common stock under our 2007 Long-Term Incentive Equity Plan. The option is exercisable at $2.50 per share and vests in eight equal, semi-annual installments commencing six months after the date of grant.

Mr. Carr’s targeted 2008 bonus is $147,500 and his key objectives require him to achieve 100% of the 2008 consolidated financial budget, continue to implement the acquisition strategy, develop an ongoing investor relations program and conduct investor meetings, hire and train a new group publisher for our Minnesota newspaper group, jointly develop with the New Media Business

Development Manager the next phase of the internet and new media strategy and implement the companywide disruptive innovation and one week at a time strategies.

The term of Mr. Carr’s employment is four years from the date of the closing of the Acquisition, unless sooner terminated because of his death or disability or by us for ‘‘cause’’ (as defined in the agreement) or by Mr. Carr for ‘‘good reason’’ (as defined in the agreement). We may also terminate his employment ‘‘without cause.’’ If employment is terminated by him for good reason or by us without cause, he will be entitled to continue to be paid, as a severance payment, his salary and targeted bonus for the remainder of the then-current term of the agreement, subject to termination of such payment if he breaches the non-competition, inventions or confidentiality provisions of the agreement.

On January 24, 2007, we also entered into an employment agreement with Mr. Wilson, which became effective at the closing of the Acquisition on July 2, 2007. On April 3, 2008, however, Mr. Wilson tendered his resignation, which will become effective on April 30, 2008. The employment agreement with Mr. Wilson provides for him to be employed as our chief financial officer (and for him to hold the same position with our operating subsidiary) at an annual salary of $235,000. It also provides for him to be eligible to receive an annual bonus target at half of his annual salary. In accordance with the employment agreement, Mr. Wilson was granted an option to purchase 330,000 shares of our common stock pursuant to our 2007 Long-Term Incentive Equity Plan upon the closing of the Acquisition. We granted such option on July 2, 2007, subject to the same terms as the option granted to Mr. Carr. Under the terms of our 2007 Long-Term Incentive Equity Plan, Mr. Wilson will forfeit the option upon the termination of his employment with us.

We established bonus guidelines for Mr. Wilson for 2007, which were as follows: Mr. Wilson’s targeted 2007 bonus was $117,500 (pro rated for the period since the Acquisition) and his key objectives required him to achieve 100% of the 2007 consolidated financial budget, assist the chief executive officer in acquisition planning, reduce company-wide days sales outstanding and align compensation to achieve desired results. The financial aspects of such bonus guidelines, as established prior to the acquisition of CM Media, Inc. by our Predecessor, were adjusted to account for such acquisition. Each specified task was assigned a date by which it was to be accomplished and a portion of the total targeted bonus that would be earned if the task was achieved in a timely manner. While certain of Mr. Wilson’s post-Acquisition 2007 bonus targets were achieved, and the compensation committee was prepared to approve a discretionary award, Mr. Wilson declined any post-Acquisition bonus for 2007. In lieu of a cash bonus, on December 20, 2007, we granted to Mr. Wilson a ten year option to purchase 46,500 shares of common stock. The option has the same terms as the option granted to Mr. Carr and was granted under our 2007 Long-Term Incentive Equity Plan. Under terms of our 2007 Long-Term Incentive Equity Plan, Mr. Wilson will forfeit his option upon the termination of his employment with us.

Each employment agreement provides the executive with premium-paid health, hospitalization, disability, dental, life and other insurance as we may have in effect from time to time, together with term life and enhanced long-term disability insurance. Each executive is entitled to reimbursement for all business travel and other out-of-pocket expenses reasonably incurred in the performance of his services. Each executive is also entitled to participate in all other company-wide benefit plans, as they may be made available, to receive 5 weeks of paid vacation per calendar year and to an automobile allowance of $1,000 per month. Mr. Wilson’s right to the aforementioned benefits will terminate upon the termination of his employment with us.

Each employment agreement provides that, during the period of his employment and for a period of one year if the executive’s employment is terminated by us for cause or as a result of his disability or for the period that he is entitled to receive severance if his employment is terminated by him for good reason or by us without cause, the executive may not (i) engage in any newspaper publishing business within 75 miles of any market in which we do business in, or intend to do business in, at the time of termination, (ii) solicit any person who is an employee of ours or was an employee in the preceding 12 months for the purpose of hiring such person (unless such person was terminated by us more than six months prior thereto), (iii) call upon any person who then is or was within the preceding year a customer of ours for the purpose of selling such person services or products competitive to ours or (iv) call upon any prospective acquisition or investment candidate known by the executive to have, with the preceding 12 months, been called upon by us or for which we made an acquisition or investment analysis or contemplated a joint marketing or joint venture arrangement with, for the purpose of acquiring or investing or enticing such entity into joint marketing or joint venture arrangement. The agreements also provide that the executive shall disclose and assign to us all conceptions and ideas for inventions and the like that are conceived by the executive, jointly or with another, during the period of employment that are directly related to our business or activities and that are conceived as a result of his employment. Each executive is also required to maintain the confidentiality of our ‘‘Confidential Information’’ (as defined in the agreements).

Outstanding Equity Awards at Fiscal Year End

The following table contains information concerning unexercised options for each Named Executive Officer, outstanding as of December 30, 2007:

Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options – Exercisable	Number of Securities Underlying Unexercised Options – Unexercisable	Option Exercise Price ($)	Option Expiration Date
Eugene M. Carr President and Chief Executive Officer(1)	— —	544,500 77,500	5.30 2.50	July 2, 2017 December 20, 2017
Daniel J. Wilson Vice President and Chief Financial Officer(1)(2)	— —	330,000 46,500	5.30 2.50	July 2, 2017 December 20, 2017

(1)	Stock options granted to Messrs. Carr and Wilson vest semi-annually over a four (4) year period from the date of grant, with the first installment vesting on December 31, 2007, with respect to the options expiring on July 2, 2017, and on June 20, 2008, with respect to the options expiring on December 20, 2017.
(2)	Mr. Wilson tendered his resignation on April 3, 2008, which will become effective on April 30, 2008. He will forfeit his options pursuant to their terms upon the termination of his employment with us.

Pension Benefits

We do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Director Compensation

The following table contains information concerning compensation of our directors for the fiscal year ended December 30, 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Richard D. Goldstein	—	—	—
Bruce M. Greenwald	—	—	—
Dennis H. Leibowitz	22,000	3,175	25,175
Peter R. Haje	22,000	3,175	25,175
Robert H. Bloom	18,000	3,175	21,175
John A. Erickson	25,500	3,175	28,675

(1)	Stock options of 10,000 each were granted to Messrs. Leibowitz, Haje, Bloom and Erickson on July 2, 2007 and vest semi-annually over a three (3) year period. Amounts shown in this column reflect the dollar amount recognized for financial statement reporting purposes for stock options awarded in 2007, as determined in accordance with FAS 123(R), other than disregarding any estimates of forfeitures relating to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financials contained in our annual report on Form 10-K for the year ended December 30, 2007.

Employees of ours who serve on the board of directors do not receive any cash compensation for their service as members of the board of directors. Our non-employee directors (other than Messrs. Goldstein and Greenwald) each receive an annual cash fee of $25,000 and an additional $1,000 fee for each board and committee meeting that they attend in person or by telephonic participation ($500 for each meeting attended by telephonic participation if the duration of such meeting is less than one hour). In addition, the chair of our audit committee receives an additional $15,000 for the chair’s service and the chairs of our compensation and nominations committees each receive an additional $5,000 for the chair’s services. All cash payments to directors will be made quarterly in arrears. Our non-employee directors (other than Messrs. Goldstein and Greenwald) will also receive options to acquire 10,000 shares of our common stock to be granted upon the first business day following election or appointment, which will vest semi-annually over three years. In addition, each such then current non-employee director will receive a grant of options to acquire 10,000 shares of our common stock on the first business day following each annual meeting of stockholders at which he or she is re-elected to the board, which will also vest semi-annually over three years. The per share exercise price of these options will be equal to the market price of our common stock on the date of grant.

2007 Long-Term Incentive Equity Plan

The 2007 Long-Term Incentive Equity Plan was adopted by our stockholders on June 28, 2007. The plan provides for the issuance of up to 1,650,000 shares of our common stock to our executive officers (including executive officers who are also directors), employees and consultants and up to 100,000 shares of our common stock to non-employee directors in the form of incentive or non-qualified stock options, stock appreciation rights, restricted stock awards, deferred stock and other stock based awards, with a maximum award to any holder in any calendar year not to exceed 600,000 shares of common stock in the aggregate. The plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that incentive options may only be granted until July 2, 2017. To the extent permitted under the provisions of the plan, the compensation committee has authority to determine the selection of participants, allotment of shares, price, and other conditions of awards.

Equity Compensation Plan Information

As at December 30, 2007, we have the following equity compensation plans that provide for the issuance of options, warrants or rights to purchase our securities.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders*	1,260,500 shares of common stock	$4.82	489,500 shares of common stock
Equity compensation plans not approved by security holders	0 shares of common stock	N/A	N/A
Total	1,260,500 shares of common stock	$4.82	489,500 shares of common stock

*	Our stockholders approved the 2007 Long-Term Incentive Equity Plan on June 28, 2007.

As stated above, Mr. Carr, our chairman of the board, president and chief executive officer, and Mr. Wilson, our vice president and chief financial officer, are each party to an employment agreement with us. Mr. Carr’s agreement provides for the grant to him of a stock option to purchase 544,500 shares of our common stock. Mr. Wilson’s agreement provides for the grant to him of a stock option to purchase 330,000 shares of our common stock. Both options are exercisable with respect to one-eighth of the shares on each of December 31, 2007, June 30 and December 31, 2008, June 30 and December 31, 2009, June 30 and December 31, 2010 and July 2, 2011. Mr. Wilson will forfeit his option upon the termination of his employment with us, pursuant to the terms of our 2007 Long-Term Incentive Equity Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended December 31, 2007, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

Related party policy

Our written Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). SEC rules generally define related-party transactions as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee considers all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related party transactions

In March 2005, we issued 3,000,000 shares of our common stock to the following individuals for $25,000 in cash, at an average purchase price of approximately $0.0083 per share, as set forth below:

Name	Number of Shares	Relationship to Us (at the Time of Grant)
Richard D. Goldstein	990,000	Chairman of the Board and Chief Executive Officer
Bruce M. Greenwald	756,000	President and Director
HMA 1999 Trust	220,000	Stockholder
DKA 1999 Trust	220,000	Stockholder
ASH 1999 Trust	220,000	Stockholder
JAR Partners, L.P.	210,000	Stockholder
Dennis H. Leibowitz	150,000	Director
BMG 2004 Trust	84,000	Stockholder
Carl D. Harnick	75,000	Vice President and Chief Financial Officer
Peter R. Haje	75,000	Director

Effective April 1, 2005, Mr. Goldstein transferred 150,000 shares of common stock to Gregg H. Mayer, our former vice president, controller and secretary. Effective April 5, 2005, Messrs. Goldstein and Greenwald each transferred 30,000 shares of common stock to Darren M. Sardoff, a former director of ours. Effective May 31, 2005, Messrs Goldstein and Greenwald each transferred an additional 7,500 shares of common stock to Mr. Sardoff. The 3,000,000 shares issued in March 2005 are referred to as the ‘‘Original Shares’’ and the holders of the Original Shares are referred to as the ‘‘Initial Stockholders.’’

Pursuant to an escrow agreement between us, the Initial Stockholders and Continental Stock Transfer & Trust Company, all of the Original Shares have been placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earlier of: (i) June 30, 2008; or (ii) the consummation of a liquidation, acquisition, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, these shares cannot be sold, but the Initial Stockholders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

We also entered into a registration rights agreement with the Initial Stockholders pursuant to which the holders of the majority of the Original Shares will be entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the Initial Stockholders have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on June 30, 2005 and terminating on July 2, 2007, Alpine Capital LLC, an affiliate of Messrs. Goldstein, Greenwald, Gregg Mayer (at the time, our vice president, secretary and controller) and Oded Aboodi (at the time, our special advisor), made available to us a small amount of office space and certain office and secretarial services, as we required from time to time. We paid Alpine Capital LLC $7,500 per month for these services.

Prior to July 2, 2007, we reimbursed our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Such reimbursements totaled approximately $118,000.

Upon the closing of our initial public offering, we deposited approximately $1,927,000, representing the net proceeds remaining from the initial public offering after offering expenses and the deposit in the trust account, in an account at Alpine Capital Bank (an affiliate of Alpine Capital LLC) and invested it in United States treasury bills, upon which interest of approximately $94,000 was earned through December 30, 2007. On January 18, 2007, the treasury bills were redeemed and the proceeds were placed in a money market checking account at Alpine Capital Bank and used to pay our expenses. Through December 30, 2007, interest of approximately $1,800 was earned on this account and a balance of $14,128 remained in the account as of that date. Alpine Capital Bank did not charge us any banking charges or other fees for the banking services it provided to us.

As of July 2, 2007, we had borrowed $380,355, including accrued interest, from Messrs. Goldstein and Greenwald. The loan was unsecured, bore interest at the rate of 5% per annum and was non-recourse to the trust account which held proceeds from our initial public offering for the benefit of stockholders who purchased their shares in the initial public offering. Pursuant to our organizing documents as in effect at the time, the funds in the trust account were released to us, and the loan was repaid, on the consummation of the Acquisition.

On July 2, 2007, an affiliate of Messrs. Aboodi, Goldstein and Greenwald purchased from us 42,193 shares of Series A Preferred Stock, respectively, for $100 per share. The Series A Preferred Stock is entitled to dividends payable on the last day of December, March, June and September at a rate between 15.75% and 16.50% and has a liquidation preference equal to $100 plus all accrued and unpaid dividends (‘‘Accreted Value’’). We must redeem the Series A Preferred Stock, at a price equal to the Accreted Value, six months after the maturity of the indebtedness incurred pursuant to that certain Credit Agreement, dated as of June 29, 2007, by and among us, Ares Capital Corporation and the other lenders party thereto.

Certified Public Accountant

We have not selected a principal accountant for fiscal year ending December 28, 2008, as our audit committee is evaluating proposals from certified public accounting firms, including a proposal from Grant Thornton LLP (‘‘Grant Thornton’’), our principal accountant for our last completed fiscal year.

Grant Thornton was our principal accountant for the fiscal year ended December 30, 2007. Representatives of Grant Thornton are expected to be present at the annual meeting. The representatives of Grant Thornton will have the opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Change of Certified Accountant in October 2007

Effective October 5, 2007, our audit committee approved the termination of the engagement of Goldstein Golub Kessler LLP (‘‘GGK’’) and the engagement of Grant Thornton as the principal accountant to audit our financial statements.

GGK’s report on the financial statements for the fiscal years ended December 31, 2005 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that GGK’s report on the December 31, 2006 financial statements included an explanatory paragraph regarding our ability to continue as a going concern if no acquisition was consummated prior to July 7, 2007. We completed the Acquisition prior to such date.

During the fiscal years ended December 31, 2005 and December 31, 2006 and the interim period preceding the dismissal of GGK, there were (i) no disagreements with GGK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreements in connection with its report; and (ii) no ‘‘reportable events’’ (as described in paragraph 304(a)(1)(v) of Regulation S-K).

We provided GGK with a copy of the disclosures made herein and previously filed in our Current Report on Form 8-K, filed on October 12, 2007. We requested GGK to furnish a letter addressed to the Commission, attached to the Current Report on Form 8-K as Exhibit 16, stating whether it agreed with such disclosures, and, if not, stating the respects in which it did not agree.

During the fiscal years ended December 31, 2005 and December 31, 2006 and the interim period preceding the engagement of Grant Thornton, we did not consult Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a ‘‘reportable event’’ (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Audit Fees

During the fiscal year ended December 30, 2007, we paid Grant Thornton $26,250 in connection with the review of our third Quarterly Report on Form 10-Q. Subsequent to the year ended December 30, 2007, we incurred a fee of approximately $200,550 for the audit of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007. The aggregate of such fees is $226,800.

During the fiscal year ended December 31, 2006, we did not pay any audit fees to Grant Thornton.

Audit-Related Fees

During the fiscal years ended December 30, 2007 and December 31, 2006, Grant Thornton did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During the fiscal years ended December 30, 2007 and December 31, 2006, we did not pay any tax compliance, tax advice or tax planning fees to Grant Thornton.

All Other Fees

During the fiscal years ended December 30, 2007 and December 31, 2006, there were no fees billed for products and services provided by Grant Thornton other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

During the fiscal years ended December 30, 2007 and December 31, 2006, our audit committee approved all audit-related, tax or other services provided by our principal accountant prior to its engagement for such purpose. On a going forward basis, the audit committee will continue to approve all services provided and fees earned by our principal accountant prior to its engagement.

OTHER INFORMATION

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of our board of directors and we are paying the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or over the telephone by our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

2009 Annual Meeting Stockholder Proposals and Nominations

In order for any stockholder proposal or nominations to be presented at the annual meeting of stockholders to be held in 2009 or to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our principal executive offices by December 9, 2009. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the stockholder making the proposal and the disclosure of that stockholder’s number of shares of common stock owned, length of ownership of the shares, representation that the stockholder will continue to own the shares through the stockholder meeting, intention to appear in person or by proxy at the stockholder meeting and material interest, if any, in the matter being proposed.

Stockholder nominations for persons to be elected as directors should include the name and address of the stockholder making the nomination, a representation that the stockholder owns shares of common stock entitled to vote at the stockholder meeting, a description of all arrangements between the stockholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Securities Exchange Act of 1934, as amended, and a consent to nomination of the person so nominated.

Stockholder proposals and nominations should be addressed to American Community Newspapers Inc., Attention: Corporate Secretary, 14875 Landmark Boulevard, Suite 110, Addison, Texas 75254.

Other Stockholder Communications with our Board of Directors

Our board of directors provides a process for stockholders and interested parties to send communications to the board. Stockholders and interested parties may communicate with our board of directors, any committee chairperson or our non-management directors as a group by writing to the board or committee chairperson in care of American Community Newspapers Inc., Attention: Corporate Secretary, 14875 Landmark Boulevard, Suite 110, Addison, Texas 75254. Each communication will be forwarded, depending on the subject matter, to the board, the appropriate committee chairperson or all non-management directors.

Discretionary Voting of Proxies

Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, stockholders are advised that our management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for our 2009 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in Addison, Texas, not later than February 22, 2009.

Other Matters

The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Eugene M. Carr Chairman, President and Chief Executive Officer

Addison, Texas
April 8, 2008

AMERICAN COMMUNITY NEWSPAPERS INC. - PROXY Solicited By The Board Of Directors for Annual Meeting To Be Held on April 29, 2008,

P R O X Y

       The undersigned Stockholder(s) of American Community Newspapers Inc., a Delaware corporation (“Company”), hereby appoints Eugene M. Carr and Daniel J. Wilson, or either of them, with full power of substitution and to act without the others, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 29, 2008 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

	1.	Election of the following Directors:
		FOR all nominees listed below except as marked to the contrary below	WITHHOLD AUTHORITY to vote for all nominees listed below
Eugene M. Carr and Robert H. Bloom
INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.

	2.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.
FOR AGAINST ABSTAIN
I plan on attending the Annual Meeting.

Date: , 2008

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.